Annual Report

Cover Page

Name of issuer:

OODLES CORPORATION

Legal status of issuer:

Form: Other

Other (specify): S Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 2/10/2017

Physical address of issuer:

3626 Sandalford Way
San Ramon CA 94582

Website of issuer:

http://www.oodlescorp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$64,130.00	$0.00
Cash & Cash Equivalents:	$59,413.00	$0.00
Accounts Receivable:	$467.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$28,600.00	$0.00
Revenues/Sales:	$467.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($88,470.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

OODLES CORPORATION

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Arti Kapoor	CEO	New Peaks Coaching and Consulting, Inc.	2017
Neeraja Sahay	Photographer	Moms365	2017
Asheesh Barman	President & COO	Oodles Corporation	2017
Sajal Sahay	CEO	Oodles Corporation	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Asheesh Barman	Secretary	2017
Asheesh Barman	President	2017
Asheesh Barman	COO	2017
Sajal Sahay	CEO	2017
Sajal Sahay	CFO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Asheesh Barman	3500000.0 Common Stock	31.82
Sajal Sahay	3500000.0 Common Stock	31.82

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Intellectual property — It can take several years for the USPTO to approve the patent. Our three tier value proposition is tied to this patent. During this time, the USPTO might revert with further questions regarding enforceability. The patent submission also builds from the original provisional patent and a full patent search of other companies with competing submissions. We have developed a very unique and specific submission building from this data, and the USPTO might also have further questions regarding our approach.

User growth — Student Ambassadors are just that, students. Competing priorities from school might hinder their ability to deliver the per hour new user growth we expect. Viral growth also is important for long-term acquisition cost to go down. Students might have a conservative perspective of deal oriented promotions, which may have an impact on the number of students exposed to the app via sharing from their friends.

User engagement — Student users might not use all three tiers of the process. This might have an impact on the planned ARPU. Students also might not utilize deals at the frequency we expect, further impacting ARPU. Lastly, being notified of deals via social media, notifications and emails at the frequency being planned might dissuade students from using the app, vs exciting them of the value being provided.

Vendor relationships — New user growth and/or engagement might not suffice to keep vendors interested in the app. Also, the vendors might not react favorably to the revenue approach we've planned. The types of deals they want to put on the app, because of desired financial margins, might compete with student desires of more flexible options. Lastly, a subscription model of monthly spend might be less attractive than purely transactional relationships.

Product design — The user interface especially as relates to sharing might be difficult for students to engage with. The app might not provide enough incentive for students to open and use on a repeated basis. Not having Android developed on time could impact planned growth given it represents a majority of market share of devices at US schools. Relying on text as a medium to share might be too limiting, given that students utilize multiple other social networks to communicate with their peers. Migrating current users to expected future versions of the app on our planned roadmap may result in the loss of some of those users.

Finances — Revenue growth might take longer than planned, further affecting the ability of the company to invest in accelerating growth. Lastly, unplanned expenses, such as the need to further enhance product features, or negotiate with the USPTO might further reduce the capacity of the company to invest in growth.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

We are reliant on a small management team, our future success depends on the efforts of key personnel. The loss of services of any key personnel may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We are reliant on student ambassadors, as such there is potential liability which we have to guard against.

At a future date we will have to amend the Certificate of Incorporation for the authorization and creation of Preferred Stock. Investors, investing in a SAFE agreement must be aware of this.

The majority of the Common Stock is held by the founders, as such they have the majority voting rights and will determine the direction of the company.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	11,000,000	10,904,300	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

$28,600 has been loaned to Oodles Corporation to date by the co-founders for operational expenses. Shareholders' loans are multiple advances made by two founder-shareholders Asheesh Baman and Sajal Sahay to provide the business with working capital.

The Related Party Notes are non-interest bearing, and payable by the Company ten years from the date of origination.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2017	Regulation Crowdfunding	SAFE	$107,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

$28,600 has been loaned to Oodles Corporation to date by the co-founders for operational expenses. Shareholders' loans are multiple advances made by two founder-shareholders Asheesh Baman and Sajal Sahay to provide the business with working capital.

The Related Party Notes are non-interest bearing, and payable by the Company ten years from the date of origination.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We promote enticing offers from food, drink and entertainment vendors in college towns to students. Our patent-pending process incentivizes students to go to these retail outlets together, and the more they share and do together, the more value they get. Because everything on our app is geared toward helping students spend more time together, we've created a win-win scenario for both our vendor partners and users.

After opening our first account at the University of Oregon in April 2017, we've now grown to three total college campuses. We have a rapidly growing user base (currently more than 8,000 students) and bring real value to our vendor partners, so our goal is to grow nationwide. There are around 4,000 college campuses around the United States and we soon want to have a user base in every one.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

OODLES CORPORATION was incorporated in the State of California in February 2017.

Since then, we have:

- Our user base has quadrupled to around 8,000 students in the last six months.

- We have 4.9 stars on 215 ratings in Apple's App Store.

- Revenue generated for partners has increased 150% in six months.

- Grown from operating in one University to three in less than a year.

- Successfully filed a full, non-provisional patent for the vendor promotion process that forms the basis of our app.

- More than 6,000 monthly views of the deals/events on our app in 2018.

Historical Results of Operations

Our company was organized in February 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $467. Our gross margin was 100.0%.
- *Assets.* As of December 31, 2017, the Company had total assets of $64,130, including $59,413 in cash.
- *Net Loss.* The Company has had net losses of $88,470 for the fiscal year ended December 31, 2017.
- *Liabilities.* The Company's liabilties totaled $28,600 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $107,000 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

OODLES CORPORATION cash in hand is $34,408, as of February 2018. Over the last three months, revenues have averaged $250/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $10,000/month, for an average burn rate of $9,750 per month. Our intent is to be profitable in 24 months.

No material changes. We continue on the running rate of spend that was seen for the prior three months.

We started receiving revenue from our vendor-partners in November 2017. As the number of vendors-partners at each University grows, and the number of students transacting via our app grows, this revenue will correspondingly increase. Expenses should stay at an average of $10k/month thru the end of this school year, i.e. June 2018. Over the summer time, both revenue and expense will decrease as students will no longer be in school. Please note that none of the employees of the company are currently taking salary, the expectation is that a minimum salary will be taken by each employee once this next. round of funding is achieved, to the desired level. This will add to the expense total monthly.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.oodlescorp.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Arti Kapoor
Asheesh Barman
Neeraja Sahay
Sajal Sahay

Appendix E: Supporting Documents


DEAL BADGE
Oodles - Scorcher Deal

FOLLOW US FOR UPDATES
10 UPDATES 64 FOLLOWERS

SHARE TWEET

INVEST IN OODLES CORPORATION

Creating real interactions by connecting retailers to college students

19
investors

$69,201
raised of $100K-$963K goal

$500 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Oodles Corporation. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $4M Valuation Cap & 20% Discount

Investors who fund up to the first $75K of this fundraise will invest in a SAFE with a valuation cap of $4M and a discount of 20%.

INVESTOR PERKS

$1,000+ A hand signed "Thank You" letter from the founders.

$5,000+ A hand signed "Thank You" letter from the founders and an awesome Oodles T-shirt.

$10,000+ All the perks from the $5000 level plus a framed stock certificate.

$25,000+ All the perks from the $10,000 level plus a Best of California Wine Gift Basket.

"We promote enticing offers from food, drink and entertainment vendors in college towns to students. Our patent-pending process incentivizes students to go to these retail outlets together, and the more they share and do together, the more value they get. Because everything on our app is geared toward helping students spend more time together, we've created a win-win scenario for both our vendor partners and users.



Asheesh Barman
CO-FOUNDER, PRESIDENT, & COO, OODLES CORPORATION

OUR AMBITION

After opening our first account at the University of Oregon in April 2017, we've now grown to three total college campuses. We have a rapidly growing user base (currently more than 8,000 students) and bring real value to our vendor partners, so our goal is to grow nationwide. There are around 4,000 college campuses around the United States and we soon want to have a user base in every one.

KEY FACTS

- Our user base has quadrupled to around 8,000 students in the last six months.
- We have 4.9 stars on 215 ratings in Apple's App Store.
- Revenue generated for partners has increased 150% in six months.
- Grown from operating in one University to three in less than a year.
- Successfully filed a full, non-provisional patent for the vendor promotion process that forms the basis of our app.
- More than 6,000 monthly views of the deals/events on our app in 2018.

DOCUMENTS

Oodles_Investment_Deck_.pdf

oodlescorp.com

from San Ramon CA

FOOD · SOFTWARE · MOBILE · RETAIL · B2C · DISCOUNTS · EVENTS · FILM · THEATER · RECREATION · FOOD TECH · LIFESTYLE · MARKETING · SERVICES · SOCIAL · NIGHTLIFE · RESTAURANT · SAAS · FOOD TRUCKS&NBSP; · CAFE · ADVERTISING · COLLEGE

Why I Like Oodles Corporation

"While CSU-Chico is close by, very few students come to this part of town. I don't think just making them aware of our BBQ is enough to get them over ... I was impressed with the results. We now have multiples of CSU-Chico students come daily to the restaurant, and the number continues to grow with each day. I am very happy with my relationship with Oodles."



Scott McLeod
OWNER OF SMOKIN' MO'S BBQ IN CHICO, CA

THE BUZZ ABOUT OODLES CORPORATION

"Working with Oodles has been great. My focus is on reintroducing Steve's Pizza to students at UC - Davis. With Oodles' help, we've been able to make thousands of UC - Davis students aware of Steve's Pizza in a few short weeks. We know our pizza is award-winning, and we're already seeing students come to our downtown Davis location because of our deal on the app. The Vendor Day event we conducted with Oodles gave hundreds of students the opportunity to actually taste our amazing pizza, and many have come back to our restaurant ever since."



Sheru Singh

Owner of Steve's Pizza, Davis, California

Orion

Mobile application launching soon

New mobile application, in Chico State community, aims to make student life easier. Oodles gives access to activities such as restaurants and late-night movies. The app is out on Aug. 28. "Oodles means many things to do, and we aim to have as many hot

March 2, 2018 @ theorion.com

We Connect College Students to College Towns



In under a year of business, we've launched our app at three colleges -- The University of Oregon, CSU-Chico, and UC-Davis -- and have registered more than 8,000 student users. These students use Oodles to get deals on food, drinks, and entertainment, all of which are weighted to give a bigger discount to bigger groups. Our philosophy is if the consumer wins, our vendor partners win, and then we win.

Because our student users benefit from the deals, so do our vendor partners. They get new customers into their stores, who are reminded of their deal on a continual basis. The value of our patented process is that every deal transaction generates customer revenue. On our end, we charge a monthly marketing services fee, as well as individual charges for deals shared and redeemed.



The More Students Do Together, The More They Save

At Oodles, we believe that that college is the best time in a person's life, and that experiencing the many social activities on or around campus together with your friends is what makes it truly memorable. Therefore, our Oodles deals incentivize sharing and togetherness by rewarding those students who either share deals with their friends or redeem their deals as a group.


Welcome to Oodles
Oodles gives you Great Deals at Restaurants and Entertainment venues around campus.

Back


Hot Event
Hot Deal
Oodles - Hot Deal
Show the visual in-app as-is to the vendor for the 1st tier "Hot" deal. Nothing more for you to do.
Click the anytime for details of each of the three (Hot, Hotter, Scorcher) deals.

Back


Text Message
Facebook

Oodles - Hotter Deal

Share the deal with your friends to earn a badge. [badge icon] You've now achieved the "Hotter" deal. Redeeming the badge in-store gets the 2nd tier discount.

Click the anytime for details of each of the three (Hot, Hotter, Scorcher) deals.

Back



Oodles - Scorcher Deal

When 2+ people ALL with badges redeem in-store together, they qualify for the "Scorcher" deal. This is the highest discount tier you can earn with Oodles.

Click the anytime for details of each of the three (Hot, Hotter, Scorcher) deals.

Back

Local Businesses Love Oodles

Track Town Pizza

"I decided to give Oodles a try as one of their first customers. Knowing their marketing approach was to continually make students aware of Track Town and the offer we had on the app, it would be a matter of time before students using the app came to our restaurant...I was impressed with the results. We now have many U of O students come to our restaurant due to Oodles. The Vendor Days are outstanding, many hundred students come and try our award-winning pizza during the course of each Vendor Day, and become long-term customers of Track Town Pizza."

-Tim Myers, General Manager

Celestino's Pizza

"We have a terrific location and have been around for decades. Our pizza is truly one-of-a-kind. If we continue making great pizza, they ultimately will come. I didn't think I needed the Oodles - Deals & Events app ... I was impressed with the results. I saw many new faces during the course of the Vendor Day, new customers of Celestino's that I continue to see after the event ... I have now signed on with Oodles. We are seeing daily usage of the app in our restaurant, and the number of students transacting via the app continues to grow every week."

-Enzo Perri, Owner

Our Progress So Far

- **Oodles Incorporates**
- February 2017 — **Account at the University of Oregon Launches**
- April 2017 — **First Funding Round Initiated**
- June 2017 — **First Funding Round Completed**
- August 2017 — **Account at CSU-Chico Launches**
- September 2017 — **Revenue Generation Starts**
- November 2017 — **5,000 Students on our App**
- December 2017 — **Account at UC-Davis Launches**
- January 2018 — **Major Student Event Sponsorship**
- April 2018 — **New Inbound Focused Website Launches**
- May 2018 — **10,000 Students on our App**
- June 2018

Check Out Our Pitch Deck


Oodles
Proudly accepted here
Scorching Deals. Save $$$'s. Download Now.

Second Round Funding
Oodles Corporation


3 Schools Launched
10,000 Students Enrolled
Vendors Per University
Revenue Contracts
Product Feature Set
Product Ease Of Use
Talk/Share Primarily Via Snapchat, Text, Facebook
Value Proposition
THE MORE STUDENTS DO TOGETHER, THE MORE THEY SAVE

Let's Help Colleges Connect Together

Hello Wefunder Investors,

Six months have transpired since the initial Oodles Wefunder campaign successfully closed, and it's been a focused, deliberate, and milestones-attacking journey since August '17. See the key milestones timeline shown on this site for more specificity of what we mean!

We are gratified to let you know that the business continues to be on track to accomplish the key metrics we articulated in the original presentation deck – an updated version of this deck is embedded in this site, and includes a 'dashboard' page that gives a summary view of each of the metrics we're tracking, and the progress against each of these metrics.

In October '17, the USPTO published our patent application, exactly 18 months from the date of submission, which means the process is on schedule. There are implications to this publication, details which are provided in the patent page in the updated investment deck. Please make sure to read this.

Metrics are great, but what is much more satisfying is the feedback we've received from the students & vendors at each of the schools we've launched at. If you have the time, please go to the iOS or Android app stores and check the student reviews out, as there are many! We've provided examples of vendor feedback in the updated investment deck too for your perusal.

OodlesDeals is now in three schools – The University of Oregon-Eugene, California State University-Chico, and the University of California-Davis. There has been so much learning from each of these schools, students, and awesome vendor-partners we've signed on at each of these Universities. A lot of these learnings, we've tried to incorporate into the updated investment deck. Please make sure to read them and ask us any questions you come up with – as throughout our relationship with Wefunder, we'll try to answer the relevant ones as best possible for everyone on Wefunder to see.

What's next you ask? Why the new round of funding? Well, there are ~ 4,400 Universities in the US, so we haven't even touched the tip of the iceberg. Our immediate goal is to grow from three Universities to up to fifteen in this next growth phase of the company. Recruiting vendors & students, enhancing the product to be more and more consumer-focused, all takes time, people, and investment. We will continue to be parsimonious with any spend we execute, as seeing the growth of OodlesDeals and the number of students who express delight with the great deals & events the app provides them is the best reward for this effort.

Spurred on by the memories of our grandfather, who graduated from the University of Oregon-Eugene almost 100 years ago, our pathway started with a vision to enable students to enhance their social lives with their friends, as these are memories and friendships that last throughout a person's lifetime. This same mission and zeal continue to drive the entire OodlesDeals team, and we're looking forward to having you join us in this next phase of the journey.

With Oodles & Oodles of respect to you,





Asheesh & Sajal


OodlesDeals
Vendor/Partner Revenue From App (Sep '17 - Feb '18)
7000
6000
5000
4000
3000
2000
1000
0
108%
9%
-10%
13%
28%
Sep '17
Oct '17
Nov '17
Dec '17
Jan '18
Feb '18
Chico Launch
Eugene New Yr
Holidays
Davis Launch
NOTE: % = month over month growth

Meet the Founders



Asheesh Barman

Co-Founder, President, & COO

Business Development Experience in B2B ~ 20 yrs.



Sajal Sahay

Co-Founder & CEO

Leadership & Marketing Experience in B2C & B2B ~ 25 yrs.

Raised $176,201 From 61 Investors

John Edward Robinson
Non-profit/Legal Professional who wants to invest

Rajiv Raja

Michael Fisette
President, Fisette Financial Services

Wayne Zbytovsky

Siddharth Hadke
15 Years experience in Technology Industry with investments in technology and manufacturing sectors

Meghan McClelland
Investor, Computer Scientist, Product Manager, Mom

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

OC:

We have a patent pending three-tier process, which incentivizes consumers to share retail deals with their friends and actually go together to the retail outlet to redeem the deal.

WF: How big is the market?

OC: The initial vertical we're focusing on is college students and restaurant vendors in the local area around each college. There are 22 million college students in the US, and 4,000+ colleges. Each of these students goes out to eat 1-2x per week on average. This represents hundreds of millions of dollars as an initial revenue opportunity.

WF: Who are your competitors? How are you different?

OC: For our 1st vertical, colleges, the biggest competitors are very well known search-based services that provide consumers with retail locations close by to their location when they look up the category — e.g. 'restaurants close by.' Delivery services are also secondary competitors. But search-based services do not ensure consumers actually go to the retail outlet, while delivery services focus on home delivery. OodlesDeals focuses on bringing consumers to the retail outlet to have an enjoyable experience.

WF: What do you understand about your business that others don't get?

OC: The majority of retail vendors are unsophisticated in their online and mobile marketing strategies. Some of them have unnecessarily made their core strength, like the investment in their bricks-and-mortar outlets, into a core weakness. We help our vendor-partners acclimatize and win with the new normal of mobile + bricks-and-mortar being the ideal omnichannel experience for the consumer of today.

WF: What's your biggest risk? What keeps you up at night?

OC: Trying to do too much too fast. It is critical we understand and prioritize the key factors that drive consumer behavior. This is why both our co-founders spend as much time (60% each week) at the actual Universities we've launched at. Both of us talk to students and vendors every day and understand their pain points and how we can make our solution better & easier each day to solve these pain points.

WF: How will you make money?

OC: Each step of the three-step patent-pending process we've developed is monetizable when talking about the deals on our app. Advertising to students is another area we see opportunity, as we are both able to micro-segment to each consumer and message them exactly what they would personally want. Our 1:1 relationship with each consumer also means we can talk to them directly. The events we execute also have long-term monetization possibilities. These monetization tracks are only viable because we provide true value to both consumers and our vendor-partners.

WF: How do you acquire customers?

OC: We utilize on-campus student ambassadors to make students aware of our app. We supplement this street team approach with social advertising, event sponsorship, & vendor support. Assuming the deals & events on the app are compelling enough, the students download and use the app thereafter.

WF: What is preventing an established company from offering similar deals? Why will you win?

OC: Our three-tier process is patented. See our investment deck for more detail. Importantly, the three-tiers are not about price, but about getting people together to have fun, with value increasing the more they do together. This is unique in the industry and is also a sustainable strategy for the long-term.

WF: What were you able to accomplish with the money raised from your first Wefunder campaign?

OC: Please see the "Yr 2017 In Review" update we posted in February 2018 for the milestones we've reached with the initial round of money raised on Wefunder.

WF: How quickly will you expand to other universities?

OC: Our goal is to expand to up to 15 Universities. Please see the investment deck embedded in our Wefunder site for specific growth plans and associated investment needs & costs. We've brought on a new University every two months this past year, a general trend we plan on maintaining, with summer and winter holidays being outliers.

WF: Why are you raising another round at this time? What will you be able to accomplish with the increased funding?

OC: Expansion up to 15 Universities is the reason for this next round of funding. Student awareness & sign-up, vendor recruitment, and product enhancement will be our three primary areas of focus.

WF: How will your model scale?

OC: The model we've established in the first three Universities -- vendor sign-up via Business Development activities, student sign-up via social advertising, street team efforts, events sponsorship, and (overall) product enhancement through customer and consumer feedback -- is what we plan on replicating. We know per University set-up costs, student acquisition costs, and time and effort required to recruit vendors, as that's what the majority of focus in-field this past year has been all about.

Ask a Question

Type your question here...

ASK QUESTION

Matthew Menster Jun 21

Please elaborate on the relationship between the 2 founders. How long have you known each other? What have you worked on together in the past, if anything? etc..



Sajal Sahay Co-Founder & CEO FOUNDER Jun 21

Awesome question, thanks for asking it Matthew! Asheesh and I have known each other all our lives. See our intro letter above for more detail. :)

The beauty of our relationship is the complementary work experiences. Asheesh is a 20+ year veteran of retail business relationships, and I have 20+ years in marketing, both B2B and B2C. Additionally, I've spent the last 10 years with a social marketing and mobile marketing focus.

Since Oodles is a B2B2C focused business, our complementary business backgrounds, and the fact that we know each other so well, enable us to quickly understand our customers (both consumers and retailers) pain points, and divvy up between the two of us who needs to do what, to drive the best possible resolution for their needs.

LIKE

J. W. Aug 23

I'm concerned about a trademark dispute with GSN (Game Show Network) which also uses "oodles" for one of its tokens. Have you looked into this?



Sajal Sahay Co-Founder & CEO FOUNDER Aug 25

Hi JW, thanks for reaching out. We have a legal strategy to cover our core assets. There are multiple facets to this strategy.

LIKE

MORE QUESTIONS

RISKS

1 Intellectual property — It can take several years for the USPTO to approve the patent. Our three tier value proposition is tied to this patent. During this time, the USPTO might revert with further questions regarding enforceability. The patent submission also builds from the original provisional patent and a full patent search of other companies with competing submissions. We have developed a very unique and specific submission building from this data, and the USPTO might also have further questions regarding our approach.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Oodles Corporation is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?

OODLES CORPORATION

2017 Report


SHOP

Dear investors,

Students at the three Universities we are at LOVE Oodles, and the SCORCHING offers -- see the reviews they've posted on both iOS and Android app stores for more details. We have paying vendors in all three Universities, and are achieving all the key metrics included in the August '17 investment deck. Essentially, we have a playbook in hand to scale to many more schools, creating hundreds and thousands of happy Oodles users across US college campuses. We need your help in supporting the company via funding to accelerate our sales, marketing & product development investments so that we can accelerate this growth.

We need your help!

Tell other people you know about the Oodles investment opportunity. The more people that become aware of us, the more investors we secure. Your networks are invaluable for this. If each of you lets 10 of your contacts -- folks who actually have $s in-hand to invest in a start-up -- know about Oodles, we are sure we will get the second round funding we are kicking off in Yr 2018 completed!

Sincerely,

Asheesh Barman
Co-Founder, President, & COO

Sajal Sahay
Co-Founder & CEO

Our Mission

After opening our first account at the University of Oregon in April 2017, we've now grown to three total college campuses. We have a rapidly growing user base (currently more than 8,000 students) and bring real value to our vendor partners, so our goal is to grow nationwide. There are around 4,000 college campuses around the United States and we soon want to have a user base in every one.

See our full profile

How did we do this year?

Report Card

B+

The Good

Launched at three Universities per plan.

Achieved paying customers in all three Universities per plan.

Students love the app, > 4.5 scores on both iOS and Android stores.

The Bad

Value proposition needed more explanation to our customer staff.

Getting vendors on the app means meeting the owners. This is a multiple meetings process, need to streamline this more.

There are still too many steps for the user to complete to get the Scorcher deal via the app, need to streamline the user experience.

2017 At a Glance

February 10 to December 31


$$$$

$0

Revenue



$0

Net Profit


IOU!

$19,000

Short Term Debt



$107,000

Raised in 2017



$4,896

Cash on Hand



0

Months of Runway

We ❤ Our 56 Investors

Thank You For Believing In Us

John Edward Robinson
Rajiv Raja
Michael Fisette
Wayne Zbytovsky
Siddharth Hadke
Meghan McClelland
Durojaiye Owoaje
Vasu Sistla
Joseph D Sims
Nixon Augustin
Sudhir Sahay
Sanjeev Munjal
Tan Quan Nguyen
Aashish Bhatia
Vivekrishi Bhatia
Edward Y Lin
Madhu LeFevre
Sharon Shemtov
Kimberly Swanson
John Bell
Chellie Foley
Lance Rogers
Susan K. Hempstead
Denny Post
Craig Maly
Thomas Coppola
Michael DeLaMater
Jeffrey Schvimer
Dharam P. Sharma
H. Wyatt Hanna, III
Sadhana Barma
Satish Rayapudi
Ankush Chhabra
Vijendra Sahgal
Floyd Thomas
Brandon MANN
Trasey Green
Amit Kapoor
John Danesi
Robert D Nock
Neeraj Jandwani
Catherine Okekenta
Nitish Barman
Anil Kapoor
Barry Franklin
Sudhir Sahay
Aashish Bhatia
Richard W. Richardson, ...
Dang Nguyen
Jeffrey Schvimer
Sanjay Sahgal
jerome diaz
Kalwinder Kaur
Santosh Kumar
Jermaine Hall
Terri Cable

Thank You!

From the Oodles Corporation Team



Asheesh Barman
Co-Founder, President, & COO



Sajal Sahay
Co-Founder & CEO

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Asheesh Baman	President & COO @ Oodles Corporation	2017
Sajal Sahay	CEO @ Oodles Corporation	2017
Arti Kapoor	CEO @ New Peaks Coaching and Consulting, Inc.	2017
Neeraja Sahay	Photographer @ Moms365	2017

Officers

OFFICER	TITLE	JOINED
Asheesh Baman	Director, President, Secretary, Chief Operating Officer	2017
Sajal Sahay	Co-Founder & CEO, Treasurer, CFO	2017

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Sajal Sahay	3,500,000 shares of common stock	31.8%
Asheesh Barman	3,500,000 shares of common stock	31.8%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
08/2017	$107,000	Safe	Regulation Crowdfunding

The use of proceeds is to fund general operations.

Outstanding Debts

None.

Related Party Transactions

$19,000 loaned to Oodles Corporation to date by the co-founders for operational expenses. Shareholders' loans are multiple advances made by two founder-shareholders Asheesh Baman and Sajal Sahay to provide the business with working capital, and no terms or rates are specified for those loans. The Company will repay those advances when it can afford.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Other			
Preferred Stock			

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

Finances — the co-founders are currently financing the on-going operations of the company by monthly loans, until fundraising is successfully completed. Too much passage of time might cause them to cease further loans. Revenue optimization might take longer than planned, further affecting the ability of the company to invest in accelerating growth. Lastly, unplanned expenses, such as the need to further enhance product features, or negotiate with the USPTO might further reduce the capacity of the company to invest in growth.

Product design — The user interface especially as relates to sharing might be difficult for students to engage with. The app might not provide enough incentive for students to open and use on a repeated basis. Not having Android developed on time could impact planned growth given it represents a majority of market share of devices at US schools. Relying on text as a medium to share might be too limiting, given that students utilize multiple other social networks to communicate with their peers. Migrating current users to expected future versions of the app on our planned roadmap may result in the loss of some of those users.

Vendor relationships — New user growth and/or engagement might not suffice to keep vendors interested in the app. Also, the vendors might not react favorably to the revenue approach we've planned. The types of deals they want to put on the app, because of desired financial margins, might compete with student desires of more flexible options. Lastly, a subscription model of monthly spend might be less attractive than purely transactional relationships.

User engagement — Student users might not use all three tiers of the process. This might have an impact on the planned ARPU. Students also might not utilize deals at the frequency we expect, further impacting ARPU. Lastly, being notified of deals via social media, notifications and emails at the frequency being planned might dissuade students from using the app, vs exciting them of the value being provided.

User growth — Student Ambassadors are just that, students. Competing priorities from school might hinder their ability to deliver the per hour new user growth we expect. Viral growth also is important for long-term acquisition cost to go down. Students might have a conservative perspective of deal oriented promotions, which may have an impact on the number of students exposed to the app via sharing from their friends.

Intellectual property — It can take several years for the USPTO to approve the patent. Our three tier value proposition is tied to this patent. During this time, the USPTO might revert with further questions regarding enforceability. The patent submission also builds from the original provisional patent and a full patent search of other companies with competing submissions. We have developed a very unique and specific submission building from this data, and the USPTO might also have further questions regarding our approach.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;

- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

OODLES CORPORATION

- California S Corporation
- Organized February 2017
- 2 employees

3626 Sandalford Way
San Ramon CA 94582

http://www.oodlescorp.com

Business Description

Refer to the Oodles Corporation profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Oodles Corporation is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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Arti Kapoor

Strategic Intervention Coach

Oodles Corporation • Nagpur University

San Ramon, California • 109

InMail | View in Recruiter | ···

I empower clients, esp parents to have a healthy lifestyle, build stronger bonds with their kids, create harmony in relationships, and experience a deeper connection with self and others in personal & professional life.

Show less

Experience

Member Board Of Directors
Oodles Corporation
Apr 2017 – Present • 1 yr

President
New Peaks Coaching and Consulting, Inc.
Jul 2016 – Present • 1 yr 9 mos

Strategic Intervention Coach

Co-founder & CEO
Kutunga, Inc.
Jul 2012 – Sep 2014 • 2 yrs 3 mos

Created and promoted a socially conscious digital video marketplace to connect Content creators, Consumers and Causes.

Education

Nagpur University
Bachelor of Engineering - BE, Electronics Engineering

Skills & Endorsements

Non-profits · 2
Anil Pandey PMP and 1 connection have given endorsements for this skill

Online Publishing · 2
Anil Pandey PMP and 1 connection have given endorsements for this skill

Fundraising · 2
Anil Pandey PMP and 1 connection have given endorsements for this skill

Show more



Asheesh Barman

Co-Founder, President & COO

Oodles Corporation • The Johns Hopkins University

San Francisco Bay Area • 359

Connect | View in Recruiter | ...

Expert in bringing consumers to retailers via a unique and patented business process.

Media (1)

Oodles DE logo BIG.png

Show less

Experience

Co-Founder, President & COO
Oodles Corporation
Feb 2016 – Present • 2 yrs 2 mos
San Ramon, CA

Oodles Corporation promotes deals from food, drink, entertainment and event vendors to students and incentivizes them to go together and redeem such promotions via our patent pending business process. Our unique business process creates a win-win scenario for our vendor partners and student users. Check out our "Oodles – Deals & Events" mobile app to see how it works!

(former app known as TextMuse-Oregon)

Media (1)

Oodles - Deals & Events

Member Board Of Directors
New Peaks Coaching and Consulting, Inc.
Jul 2016 – Present • 1 yr 9 mos

Chief Information Officer
Acutrack, Inc.
Nov 2009 – Feb 2017 • 7 yrs 4 mos
Livermore, CA

Responsible for shaping and executing Acutrack's IT strategy to meet overall business needs and objectives; including company's customer care, billing, and ordering systems; data center; desktops; internal telephony; and other corporate systems.

Member Board Of Directors
Kutunga, Inc.
Jul 2012 – Oct 2014 • 2 yrs 4 mos

Helped create a socially conscious digital video marketplace to bring together Content creators, Consumers and Causes.

Executive Vice President
Acutrack, Inc.
Jan 2000 – Oct 2009 • 9 yrs 10 mos

Systems Integration Engineer
Philips Consumer Electronics
1997 – 1999 • 2 yrs

Show less

Education

The Johns Hopkins University
BS, Biomedical Engineering & Electrical Engineering
1990 – 1994

Skills & Endorsements

E-commerce · 15
Ron Burnett and 14 connections have given endorsements for this skill

Dvd · 12
Jagdish Jois and 11 connections have given endorsements for this skill

Digital Media · 9
Kent Gustavson, PhD and 8 connections have given endorsements for this skill

Show more

Recommendations

Received (2) | Given (4)



Michael York, MBA, CISA
Director, Cloud Operations at Easterseals Bay Area
October 2, 2009, Michael worked with Asheesh in different groups

Asheesh is "that" person you want on your team. He is quick and efficient, and best of all very direct and to the point. He is very charismatic and loves what he does. I worked with Asheesh many times and I am still shocked on how much information he has in his head, I believe he know everything. I would recommend Asheesh for any endeavor.



Scott Whitney
CEO, PodWorx, Inc. | Nevada's most experienced podcast and live streaming video producer/director.
November 2, 2007, Scott worked with Asheesh but at different companies

Asheesh is the perfect example of a company executive who really works hard to ensure his customers are well taken care of. He's smart, fun to speak with, and very good at what he does.

Interests

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Sajal Sahay

Co-Founder and CEO at Oodles Corporation
Oodles Corporation • The University of Chicago
San Francisco Bay Area • 339

InMail | View in Recruiter | ···

Expert in bringing consumers together to enjoy amazing retail experiences via a unique and patented set of incentives.

Media (1)

Oodles_Logo_BIG_final.png

Show less

Experience

Co-Founder & CEO
Oodles Corporation
Feb 2016 – Present • 2 yrs 2 mos
San Francisco Bay Area

Co-founder and CEO.

For more details on Oodles Corporation & our Oodles - Deals & Events mobile app, please go to https://wefunder.com/oodles.

Head Of Marketing
Twin Prime - A Salesforce Company
Jan 2015 – Feb 2016 • 1 yr 2 mos
San Francisco Bay Area

Twin Prime was purchased by Salesforce.

SVP Marketing
Fairchild - now part of ON Semiconductor
Nov 2013 – Dec 2014 • 1 yr 2 mos
San Francisco Bay Area

Fairchild was purchased by ON Semiconductor.

VP Marketing
Mobilisafe
Nov 2011 – Nov 2013 • 2 yrs 1 mo
Greater Seattle Area

Mobilisafe was purchased by Rapid7.

VP Marketing
HP
Dec 2010 – Nov 2011 • 1 yr
San Francisco Bay Area

Palm mobile devices business unit.

Director (Senior) Product Marketing
T-Mobile
Aug 2007 – Nov 2010 • 3 yrs 4 mos
Greater Seattle Area

Director of Marketing
Botanical Laboratories, Inc.
Aug 2005 – Aug 2007 • 2 yrs 1 mo
Greater Seattle Area

Botanical Laboratories was purchased by Schwabe N.A.

Director of Marketing
Philips
Jul 2002 – Aug 2005 • 3 yrs 2 mos
Greater Seattle Area

Director of Marketing
Bausch + Lomb
Jun 1993 – Jun 2002 • 9 yrs 1 mo
London, Madrid, Rochester NY, New Delhi, Sydney

Financial Analyst
Arthur Andersen & Co.
Aug 1990 – Aug 1992 • 2 yrs 1 mo
Greater Chicago Area

Show less

Education

The University of Chicago
Bachelor's degree, Economics
1986 – 1990
Activities and Societies: Phi Delta Theta fraternity. Alumni Board of Governors Vice-President, 2006-2012.

Stanford University Graduate School of Business
d.School of Design
2014 – 2014

IESE Business School
Master of Business Administration (MBA), Marketing/Marketing Management, General
1992 – 1994

Interests

OrthoAccel® Technologies, Inc.
8,815 followers

IESE Business School
95,317 followers

University of Chicago
136,187 followers

Stanford University Graduate Sch...
157,766 followers